EXHIBIT 23 - CONSENT OF ACCOUNTANTS
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			 DE JOYA GRIFFITH & COMPANY
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                     INDEPENDENT AUDITORS' CONSENT


We consent to the use of Siam Imports, Inc. on Form 10-KSB of our Auditors' Report, dated MaY 10, 2006, on the balance sheet of Siam Imports, Inc. as of December 31, 2005 and the related statement of income and accumulated deficit from January 1, 2005 to December 31, 2005, changes in stockholders' equity and cash flows for the year ended December 31, 2005.


/s/ De Joya Griffith & Company

May 15, 2006
Las Vegas, Nevada



			6330 McLeod Drive, Suite 1
			   Las Vegas, Nevada 89120
                            (702)736-1852 (voice)
                            (702) 736-1608 (fax)